Exhibit 99

FOR IMMEDIATE RELEASE
August 3, 2005
Company:	Dominion
Contacts:
Media:	Mark Lazenby (804) 819-2042, mark_lazenby@dom.com Hunter Applewhite (804) 819-2043, hunter_applewhite@dom.com
Analysts:	Joe O'Hare (804) 819-2156, joseph_ohare@dom.com T.A. Hickman (804) 819-2129, thomas_hickman@dom.com Greg Snyder (804) 819-2383, james_gregory_snyder@dom.com

DOMINION ANNOUNCES SECOND-QUARTER 2005 EARNINGS

  Company reaffirms 2005 earnings guidance

  Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. - Dominion (NYSE: D) announced today unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended June 30, 2005, of $332 million (97 cents per share) compared to net income of $251 million (76 cents per share) for the same period last year.

Operating earnings, which are defined as GAAP earnings adjusted for certain items, were $340 million (99 cents per share) for the three months ended June 30, 2005. This compares to operating earnings guidance of 73 cents to 85 cents per share and operating earnings of $267 million (81 cents per share) for the same period in 2004.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, reporting to the board of directors and for the company's annual incentive plan. Dominion management believes operating earnings provide a more meaningful representation of the company's fundamental earnings power.

Business segment results and detailed descriptions of items included in 2005 and 2004 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thos. E. Capps, chairman and chief executive officer, said:

"We are pleased with both the performance of our operating units and the successful settlement of our business interruption claim related to Hurricane Ivan during the second quarter.

"The net impact of Dominion's entry into PJM has so far been quite positive. Access to more generation has increased our flexibility in meeting our load obligations and has helped offset rising fuel expenses. Dominion Delivery produced improved reliability performance and experienced healthy customer growth in regulated operations. And growth in Producer Services margins and elimination of proprietary trading helped to increase Dominion Energy's contribution to earnings.

"A major accomplishment in the second quarter was the successful settlement with our insurance carriers. This eliminated the uncertainty normally associated with such claims, allowed earnings and cash flow predictability, and provided us the flexibility to manage our offshore drilling program without fear of impacting our claim.

"Now that we have successfully completed the first six months of 2005, we are reaffirming our full-year operating earnings guidance of $5.00 to $5.10 per share."

In providing operating earnings guidance, Dominion management is not aware of differences between expected 2005 operating earnings and GAAP earnings beyond those recorded through the second quarter. The corresponding GAAP equivalent for 2005 earnings per share guidance is $4.79 to $4.89 per share.

Second-quarter 2005 operating earnings compared to guidance

Dominion's operating earnings of 99 cents per share exceeded the upper end of the company's operating earnings guidance range of 73 cents to 85 cents by 14 cents per share. This variance can be attributed to the settlement of Dominion's insurance claim related to Hurricane Ivan. While there were other factors that resulted in variances to specific guidance line items, they were generally offsetting in nature. Results below the company's forecast were driven by milder-than-normal weather in the company's electric service area; lower-than-projected production and price benefits at E&P; the impact of hedge ineffectiveness due to an increase in gas and oil basis differentials; and the effect of an unplanned merchant generation outage. Offsetting these negative factors was the sale of excess emissions allowances. Two other related variances to guidance were also essentially offsetting. Virginia fuel expense was above forecast, but was offset by benefits related to financial transmission rights granted to offset congestion costs associated with participation in PJM.

Complete details of second-quarter 2005 results compared to company guidance can be found on Schedule 4 of this release.

Second-quarter 2005 operating earnings compared to 2004

Second-quarter 2005 operating earnings of 99 cents per share compares to 81 cents per share in the second quarter of 2004. The increase is primarily attributable to the settlement of insurance claims related to Hurricane Ivan; the sale of excess emissions allowances; higher natural gas and oil prices at E&P; improved results from the company's Producer Services business; contributions from the Dominion New England assets acquired in January 2005; and lower purchased-power capacity expenses. These positives were partially offset by milder-than-normal weather in the company's gas and electric service areas; higher expenses at E&P, including an increase in hedge ineffectiveness due to an increase in gas and oil basis differentials; and favorable second-quarter 2004 items at E&P that did not recur in the second quarter of 2005, such as gains on oil options and a positive tax adjustment.

Complete details of second-quarter 2005 operating earnings compared to 2004 can be found on Schedule 5 of this release.

Third-quarter 2005 operating earnings guidance

Dominion expects third-quarter 2005 operating earnings in the range of $1.20 to $1.25 per share. This compares to $1.21 per share in the third quarter of 2004. Drivers that compare favorably to 2004 include customer growth; a return to normal weather in the gas and electric service areas; contributions from the company's unregulated generation assets; commodity prices at E&P; and results from the company's Producer Services business. Expected offsets include higher Virginia fuel expenses in excess of rate recovery and higher E&P expenses including the effect of gains on oil options recorded in the third quarter 2004 not expected to recur in the third quarter of 2005.

In providing third-quarter 2005 operating earnings guidance, Dominion management is not aware of differences between operating earnings and GAAP earnings. Therefore the corresponding GAAP equivalent for third-quarter 2005 earnings per share guidance also is $1.20 to $1.25 per share. GAAP earnings in the third quarter 2004 were $1.02 per share.

Complete details of Dominion's third-quarter 2005 guidance can be found on the company's Web site at www.dom.com/investors/.

August 3 earnings conference call

Dominion will host a conference call at 10:00 a.m. EDT today, when management will discuss details of second-quarter 2005 earnings and other issues of interest to the financial community. Members of the media also are invited to listen.

Domestic callers who wish to participate in the conference call should dial

888-243-3836. International callers should dial 973-935-2096. Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A live Web cast of the conference call will be available on the company's Web site at www.dom.com/investors/.

A replay of the conference call will be available from approximately 1 p.m. EDT, Aug. 3, until 11 p.m. EDT, Aug. 10. Domestic investors may access the recording by dialing 877-519-4471. International callers should dial 973-341-3080 to access the recording. The PIN for the conference call replay is 6166595. Additionally, a replay of the Web cast will be available on the company's investor information page by the end of the day Aug. 10.

Dominion is one of the nation's largest producers of energy, with a portfolio of about 28,100 megawatts of generation, about 6 trillion cubic feet equivalent of proved natural gas reserves and 7,900 miles of natural gas transmission pipeline. Dominion also operates the nation's largest underground natural gas storage system with more than 965 billion cubic feet of storage capacity and serves retail energy customers in nine states. For more information about Dominion, visit the company's Web site at www.dom.com.

This release contains forward-looking statements including the company's expectations for 2005 earnings that are subject to various risks and uncertainties. Discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as the receipt of approvals for and timing of the closing dates of acquisitions, realization of expected business interruption insurance proceeds, estimates of future market conditions, estimates of proved and unproved reserves, the company's ability to meet its production forecasts and the behavior of other market participants. Other factors include, but are not limited to, weather conditions, governmental regulations, economic conditions in the company's service area, fluctuations in energy-related commodity prices, including changes in the cost of fuel for our regulated electric business, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates recoverable by Dominion, transitional issues related to the transfer of control over electric transmission facilities to a regional transmission organization, changes to rating agency requirements or ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, and other uncertainties. Other risk factors are detailed from time to time in Dominion's most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

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Schedule 1 - Segment Operating Earnings

Preliminary, unaudited
(millions, except earnings per share)

	Three months ended June 30
	2005	2004		Change
Operating Revenue	$3,637	$3,040		$597

Earnings:
Dominion Delivery	$ 73	$ 96		$(23)
Dominion Energy	64	25	(1)	39
Dominion Generation	54	50	(1)	4
Dominion Exploration & Production	189	163		26
Corporate & Other	(40)	(67)		27
OPERATING EARNINGS	$340	$267		$ 73
Items excluded from operating earnings(2)	(8)	(16)		8
GAAP EARNINGS	$332	$251		$ 81

Common Shares Outstanding (average, diluted)	342.0	328.4

Earnings Per Share (EPS):
Dominion Delivery	$0.21	$0.29		$(0.08)
Dominion Energy	0.19	0.08	(1)	0.11
Dominion Generation	0.16	0.15	(1)	0.01
Dominion Exploration & Production	0.55	0.50		0.05
Corporate & Other	(0.12)	(0.21)		0.09
OPERATING EARNINGS	$0.99	$0.81		$ 0.18
Items excluded from operating earnings(2)	(0.02)	(0.05)		0.03
GAAP EARNINGS	$0.97	$0.76		$ 0.21

	Six months ended June 30
	2005	2004		Change
Operating Revenue	$8,369	$6,919		$1,450

Earnings:
Dominion Delivery	$257	$262		$ (5)
Dominion Energy	163	90	(1)	73
Dominion Generation	199	198	(1)	1
Dominion Exploration & Production	301	292		9
Corporate & Other	(88)	(127)		39
OPERATING EARNINGS	$832	$715		$117
Items excluded from operating earnings(2)	(71)	(27)		(44)
GAAP EARNINGS	$761	$688		$ 73

Common Shares Outstanding (average, diluted)	342.1	327.5

Earnings Per Share (EPS):
Dominion Delivery	$0.75	$0.80		$(0.05)
Dominion Energy	0.48	0.28	(1)	0.20
Dominion Generation	0.58	0.60	(1)	(0.02)
Dominion Exploration & Production	0.88	0.89		(0.01)
Corporate & Other	(0.26)	(0.39)		0.13
OPERATING EARNINGS	$2.43	$2.18		$ 0.25
Items excluded from operating earnings(2)	(0.20)	(0.08)		(0.12)
GAAP EARNINGS	$2.23	$2.10		$ 0.13

  2004 amounts have been recast to reflect coal and emissions trading in the generation segment.
  Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 2 - Reconciliation of 2005 Operating Earnings to GAAP

2005 Earnings (six months ended June 30, 2005)

The net effects of the following items, all shown on an after-tax basis, are included in 2005 reported earnings, but are excluded from operating earnings:

  $45 million in net charges related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities; and
  $26 million in net charges related to exiting certain businesses consisting of:
    $13 million in net charges connected to trading activities discontinued in 2004, including the Batesville long-term power-tolling contract divested in the second quarter of 2005, and other activities;
    $10 million in net charges related to Dominion Capital; and
    $3 million in net charges related to miscellaneous asset impairments.

(millions, except per share amounts)	1Q05	2Q05	3Q05	4Q05	YTD 2005
Operating earnings	$492	$340			$832
Items excluded from operating earnings (after-tax):
NUG Buyouts	(45)				(45)
Charges related to exiting certain businesses	(18)	(8)			(26)
Total items excluded from operating earnings	(63)	(8)			(71)
Reported net income	$429	$332	$0	$0	$761

Common shares outstanding (average, diluted)	342.3	342.0			342.1

Operating earnings per share	$1.44	$0.99			$2.43
Items excluded from operating earnings (after-tax):	(0.19)	(0.02)			(0.20)
Reported earnings per share	$1.25	$0.97			$2.23

* Figures may not add due to rounding
  Full-year EPS may not equal sum of quarters due to share count differences

Schedule 3 - Reconciliation of 2004 Operating Earnings to GAAP

2004 Earnings (twelve months ended December 31, 2004)

The net effects of the following items, all shown on an after-tax basis, are included in 2004 reported earnings, but are excluded from operating earnings:

  $112 million charge resulting from a planned divestiture and updated valuation of a long-term power-tolling contract that had been used in connection with trading activities;
  $61 million charge related to the de-designation of oil hedges resulting from the delay of oil production following Hurricane Ivan and the changes in value of those hedges through the third-quarter;
  $61 million of charges related to our investment in and planned divestiture of Dominion Capital assets;
  $43 million charge related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities;
  $13 million of charges related to our discontinued telecommunications business;
  $6 million of expenses related to the sale of E&P assets in British Columbia;
  $6 million of net charges related to other items including:
    $7 million charge related to an agreement to settle a class action lawsuit;
    $7 million charge related to the impairment of miscellaneous investments;
    $11 million benefit related to the true-up of the Hurricane Isabel restoration cost estimate;
    $3 million net charge related to other items; and
  $28 million benefit related to the disposition of certain CNG International assets held for sale.

(millions, except per share amounts)	1Q04	2Q04	3Q04	4Q04	FY 2004
Operating earnings	$448	$267	$400	$408	$1,523
Items excluded from operating earnings (after-tax):
Valuation of long-term power-tolling contract				(112)	(112)
Hurricane Ivan-De-designation and changes in value of oil hedges			(61)		(61)
Dominion Capital related charges	(26)	(10)	(20)	(5)	(61)
Gain(loss) on NUG buyouts			21	(64)	(43)
Telecom related charges	(8)	(7)		2	(13)
Expenses related to the sale of E&P assets (British Columbia)				(6)	(6)
Other items	5	(2)	(3)	(6)	(6)
Benefits related to CNGI assets held for sale	18	3		7	28
Total items excluded from operating earnings	(11)	(16)	(63)	(184)	(274)
Reported net income	$437	$251	$337	$224	$1,249

Common shares outstanding (average, diluted)	326.7	328.4	331.0	335.9	330.5

Operating earnings per share	$1.37	$0.81	$1.21	$1.22	$4.61
Items excluded from operating earnings (after-tax):	(0.03)	(0.05)	(0.19)	(0.55)	(0.83)
Reported earnings per share	$1.34	$0.76	$1.02	$0.67	$3.78

* Figures may not add due to rounding
  Full-year EPS may not equal sum of quarters due to share count differences

Schedule 4 - Reconciliation of Operating Earnings to Guidance

	Three months ended June 30, 2005
Description	Earnings (millions)	EPS ($/share)
2Q05 Operating Earnings Guidance(1,2)	$290	$0.85
Reconciling Items:
Weather	(6)	(0.02)
Business Interruption Insurance	48	0.14
DVP Emission Sales	33	0.10
Virginia Fuel Expense	(5)	(0.02)
Energy Supply Margin (incl. FTRs)	6	0.02
E&P Price	(3)	(0.01)
E&P Production	(5)	(0.02)
E&P FAS133	(10)	(0.03)
Unregulated Generation	(4)	(0.01)
Other	(4)	(0.01)
2Q05 Actual Operating Earnings	$340	$0.99

  Refer to schedule 2 for details of items excluded from 2Q05 operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors
  The reconciliation of 2Q05 actual operating earnings to guidance begins at the upper end of Dominion's guidance range of $290 million or 85 cents per share originally provided on May 4, 2005.

Schedule 5 - Reconciliation of 2005 Earnings to 2004
Preliminary, unaudited (millions, except EPS)	Three months ended June 30 2005 vs. 2004
	Increase/(Decrease)
Reconciling Items	Amount	EPS

Dominion Delivery
Weather - electric	($9)	($0.03)
Interest expense	(5)	(0.02)
Bad debt expense	(4)	(0.01)
Depreciation expense	(2)	--
Nonregulated retail energy marketing operations	(3)	(0.01)
Weather-gas	4	0.01
Customer growth	3	0.01
Other	(7)	(0.02)
Share dilution	--	(0.01)
Change in contribution to operating earnings	($23)	($0.08)

Dominion Energy
Producer Services	$34	$0.10
2004 Corporate hedge	5	0.02
Cove Point	3	0.01
Other	(3)	(0.01)
Share dilution	--	(0.01)
Change in contribution to operating earnings	$39	$0.11

Dominion Generation
Emissions allowances	$29	$0.09
2004 Deferred fuel asset write-off	23	0.07
Capacity expenses	13	0.04
Dominion New England	12	0.04
Fuel expenses in excess of rate recovery	(21)	(0.06)
Interest and other financing expense	(16)	(0.05)
Millstone margins	(7)	(0.02)
Depreciation expense	(5)	(0.02)
Customer growth	6	0.02
Weather	(18)	(0.05)
Other	(12)	(0.04)
Share dilution	--	(0.01)
Change in contribution to operating earnings	$4	$0.01

Dominion E&P
Business Interruption Insurance	$86	$0.26
VPP revenue	22	0.07
Gas and oil prices	17	0.05
Operations and maintenance:
FAS133 - Time value of oil options (2004)	(26)	(0.07)
FAS133 - Hedge ineffectiveness / other	(11)	(0.04)
Other O&M	(11)	(0.04)
Gas and oil production	(27)	(0.08)
Income taxes	(14)	(0.04)
Interest expense	(9)	(0.03)
DD&A Rate	(9)	(0.03)
Other	8	0.02
Share dilution	--	(0.02)
Change in contribution to operating earnings	$26	$0.05

Corporate & Other
Change in contribution to operating earnings	$27	$0.09

Change in consolidated operating earnings	$73	$0.18

Change in items excluded from operating earnings (1)	$8	$0.03

Change in net income (GAAP earnings)	$81	$0.21
  Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.